EXHIBIT 10.25

                           DRILL PIPE RENTAL AGREEMENT
                           ---------------------------


       THIS DRILL PIPE RENTAL AGREEMENT (this "Agreement") is entered into effective the 25th day of February, 2002 (the "Effective Date"), by and between Chiles Offshore Inc., a Delaware corporation ("Lessor"), and Hercules Offshore Corporation, a Texas corporation ("Lessee").

                              TERMS AND CONDITIONS

1. DRILL PIPE. Lessor hereby rents to Lessee the drill pipe described on the attached Exhibit A (the "Pipe").

2. TERM OF AGREEMENT. The "Term" of this Agreement shall begin when the Pipe leaves the yard of Hadco Services, Inc. located at 3830 Pinhook, Broussard, Louisiana 70518 (the "Yard"), and continue until the first anniversary of the Effective Date. Lessee shall pay Lessor the Rental (as defined below) throughout such twelve (12) month Term whether or not Lessee uses or retains possession of the Pipe during all of the Term.

3.     RENTAL CHARGES.

       3.1. Rental Rate. Lessee will pay Lessor, and Lessor will accept as payment from Lessee, as rental for the Pipe, a Rental charge of Seven Hundred and No/100 Dollars ($700.00) per day (the "Rental") for each day during the Term, and for each day of any additional period after the Term up to and including the day on which (i) Lessee returns all of the Pipe F.O.B. the Yard or (ii) Lessor receives from Lessee the Purchase Price (as defined below) upon Lessee's timely exercise of the Purchase Option (as defined below), whichever occurs first.

       3.2. No Setoff. Lessee agrees to pay rent when due irrespective of any claims, demands, setoffs, actions, suits or proceedings that it may have or assert against Lessor or any supplier or manufacturer of Pipe or any portion thereof, or any one or more others.

4. TRANSPORTATION CHARGES. All transportation charges, including, without limitation, transportation by truck, rail or vessel, and drayage charges shall be borne by Lessee even though Lessor may arrange such transportation on behalf of Lessee.

5. WELL CONDITIONS. Well or other drilling conditions that prevent satisfactory utilization of the Pipe do not relieve Lessee of its responsibility for Rental, repair costs, and/or any other obligations assumed by Lessee.

6. TERMS OF PAYMENT. Lessor shall invoice Lessee during each month of the Term for the Rental payable for such month. All Rental charges or other amounts payable by Lessee hereunder shall be due and payable to Lessor at its address in Houston, Texas within thirty (30) days following the date of the invoice from Lessor. Interest may be charged by Lessor and be payable by Lessee at a rate of 1 1/2% per month or at the maximum legal rate of interest, whichever is lower, on all amounts due hereunder not paid within such thirty (30) day period. If the overdue account is placed in the hands of an attorney for collection or if suit is filed to collect the account, or any part thereof, Lessee agrees to pay all costs and a reasonable sum as attorney's fees in addition to the amount owing on the account.

7.     CONDITION AND RETURN OF PIPE.

       7.1. Lessee's Inspection. Lessee represents and warrants to Lessor that Lessee has inspected the Pipe and accepts the Pipe "AS IS, WHERE IS" with all faults and defects. Lessee warrants that the Pipe is in proper operating condition and that, as between Lessee and Lessor, the Pipe was delivered in premium condition. Lessee assumes all responsibility for the Pipe while out of the possession of Lessor and agrees to return the Pipe to Lessor in premium condition. Subject to Lessee acquiring the Pipe pursuant to the Purchase Option, Lessee shall return the Pipe to Lessor at the Yard at the end of the Term. Upon return of the Pipe to the Yard, Lessee shall pay for inspecting the Pipe to DSI, Category 5 standard by the operator of the Yard as directed by Lessor. Based on the results of such inspection, Lessee shall pay for any repairs or replacements required to place the Pipe in premium condition, as further described in
       Section 8 hereof.

       7.2. WARRANTY DISCLAIMER. LESSOR MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE PIPE. LESSEE UNDERSTANDS AND AGREES THAT NO WARRANTY, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IS GIVEN BY LESSOR OR TO BE IMPLIED WITH RESPECT TO THE CONDITION OF THE PIPE OR ITS UTILITY, SPECIFICATIONS, SUITABILITY, SALABILITY OR VALUE, OR WITH RESPECT TO ANY INFRINGEMENT CREATED BY ITS POSSESSION, OWNERSHIP OR USE. LESSOR SHALL NOT IN ANY EVENT BE LIABLE FOR ANY SPECIAL, DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

8. DAMAGED OR LOST PIPE. All Pipe lost or damaged beyond repair, will be paid for by the Lessee at the replacement value for new drill pipe inspected to DSI, Category 5. In the event Lessee shall return the Pipe to the Lessor in a damaged but repairable condition, Lessee shall promptly arrange and pay for all repairs to such damaged Pipe. Notwithstanding the foregoing, Lessor shall have the option to arrange and pay for all repairs necessary to restore the Pipe to its original condition, and to charge Lessee for such expense. In the event Lessor arranges and pays for the necessary repairs, Lessee agrees to pay Lessor for said repairs in accordance with Section 6 hereof. Accrued Rental charges cannot be applied against the Purchase Price or cost of repairs of such damaged or lost Pipe.

9. DEFAULT. If (i) Lessee breaches its obligation to pay Rental charges when due, (ii) Lessee breaches any of the terms or conditions hereof, (iii) Lessee becomes insolvent, bankrupt, its financial responsibility becomes impaired, (iv) the Pipe or any part of it is abused or misused, or (v) Lessor deems itself insecure regarding its right to the Rentals or the Pipe or regarding the performance by Lessee of its obligations hereunder, then all Rental charges and/or repair charges and/or other claims of indebtedness arising hereunder shall at the sole option of Lessor and without notice be accelerated and becomes due and payable forthwith, and Lessee authorizes Lessor to enter, with or without legal process, any premises where the Pipe may be and take possession thereof without being liable to any suit or action or proceeding by Lessee. Upon Lessor's retaking possession of the Pipe, this Agreement shall terminate but said termination shall be without prejudice to the right of Lessor to receive all Rental payable during the twelve (12) month Term of this Agreement, any arrears of Rental, if any, or for damages on account of any preceding breach or breaches of the terms and conditions hereof.

10. LESSOR'S LIABILITY. All Pipe is used at the Lessee's sole risk and expense. Lessee assumes and shall be solely responsible for the entire risk and each and every cause or hazard of loss of any and all Pipe, whether caused by the manner of the use of said Pipe or any defect in the materials (latent or patent), workmanship, assembling or otherwise. Furthermore, Lessor shall not be liable for damages or losses of any kind whatsoever, whether subsurface or not, to any person, form and/or corporation occasioned by or related to the use of the Pipe, whether used or operated by Lessee or its employees or whether resulting from the acts or omissions of any of the Lessor Group.

11. PURCHASE OPTION. Lessee shall have an option to purchase the Pipe at the end of the Term (the "Purchase Option"). Lessee may exercise the Purchase Option by providing written notice to Lessor that Lessee is exercising the Purchase Option at least thirty (30) days before the expiration of the Term. If Lessee timely exercises the Purchase Option, Lessee shall pay to Lessor Two Hundred Four Thousand Five Hundred and No/100 Dollars ($204,500.00) (the "Purchase Price") on or before the last day of the Term. Lessor and Lessee acknowledge and agree that the Purchase Price represents a fair estimation of the depreciated value of the Pipe at the end of the Term. Notwithstanding any exercise of the Purchase Option by Lessee, Rental shall be payable for the full twelve (12) month Term of this Agreement and for any time thereafter prior to Lessor's receipt of the full amount of the Purchase Price from Lessee. If Lessee timely exercises the Purchase Option but fails to pay the full amount of the Purchase Price within fifteen (15) days after the end of the Term, Lessor at its sole option may terminate Lessee's right to acquire the Pipe pursuant to the Purchase Option, by providing written notice of such termination to Lessee. Any purchase of the Pipe by Lessee pursuant to the Purchase Option shall be on an "AS IS, WHERE IS" basis, without any express or implied warranties by Lessor, including, without limitation, the implied warranties of merchantability and fitness for a particular purpose.

12.     INDEMNITY BY LESSEE.

       12.1. Release and Indemnity. Lessee hereby releases, and shall protect, indemnify, defend and hold harmless, Lessor Group from every kind and character of damages, losses, expenses, demands, claims, fines, penalties, liabilities, obligations, causes of action, costs, and expenses, including, without limitation, reasonable attorney's fees (collectively, a "Claim"), arising in favor of any of the Lessee Group or any third party on account of personal injuries, emotional illness or suffering, psychological injury, death or damage to or loss of property, or any other economic harm, arising, directly or indirectly, in connection with the Pipe (including, without limitation, Lessee's possession, use and transportation thereof) or this Agreement (but excluding Claims by Lessee for breach of this Agreement by Lessor). Lessee at its own expense shall defend any Claim brought against any of Lessor Group and shall pay all damages, costs and expenses, including, without limitation, attorney's fees, in connection therewith or in any manner resulting therefrom.

       12.2. Automatic Reduction of Insurance and Indemnities. If it is judicially determined that the monetary limits of insurance required hereunder or of the indemnities voluntarily and mutually assumed hereunder (which shall be supported either by available liability insurance, under which the insurer has no right of subrogation against the indemnities, or voluntarily self-insured in part or whole) exceed the maximum limits permitted under applicable law, the insurance requirements or indemnities shall automatically be amended to conform to the maximum monetary limits permitted under applicable law.

       12.3. UNIVERSAL PROVISION APPLICABLE TO ALL INDEMNITY OBLIGATIONS IN THIS AGREEMENT. THE INTENT AND EXPRESS AGREEMENT OF THE PARTIES HERETO IS THAT ALL INDEMNITY OBLIGATIONS AND LIABILITIES ASSUMED BY LESSEE IN FAVOR OF LESSOR GROUP UNDER THE TERMS OF THIS AGREEMENT BE WITHOUT MONETARY LIMIT AND WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF, INCLUDING, BUT NOT LIMITED TO (A) PRE-EXISTING CONDITIONS OR DEFECTS, (B) THE UNSEAWORTHINESS OF ANY VESSEL OR VESSELS, (C) THE NEGLIGENCE OR OTHER MISCONDUCT OF ANY OF LESSOR GROUP (WHETHER SUCH NEGLIGENCE BE SOLE, JOINT, OR CONCURRENT, ACTIVE OR PASSIVE, ORDINARY OR GROSS), (D) THE FAULT OR RESPONSIBILITY OF ANY OF LESSOR GROUP UNDER ANY OTHER CONTRACT OR ANY STATUTE, RULE, OR THEORY OF LAW, INCLUDING, BUT NOT LIMITED TO, BREACH OF EXPRESS WARRANTY AND STRICT LIABILITY, (E) MISREPRESENTATION,
       (F) LIABILITY DUE TO BREACH OF ANY LEGAL DUTY, AND (G) AN INDEMNIFICATION AGREEMENT WITH A THIRD PARTY. THIS AGREEMENT SHALL CREATE NO RIGHT OF ACTION IN ANY PERSON NOT A PARTY HEREUNDER OR NOT SPECIFICALLY IDENTIFIED AS A MEMBER OF LESSOR GROUP. LESSEE AGREES TO INVESTIGATE, DEFEND AND/OR SETTLE ANY CLAIM OR SUIT FOR WHICH IT IS OBLIGATED TO PROVIDE INDEMNIFICATION HEREUNDER, TO BEAR ALL COSTS AND EXPENSES RELATED THERETO AS THEY ARE INCURRED (INCLUDING, BUT NOT LIMITED TO, COURT COSTS AND ATTORNEY'S FEES), AND TO SATISFY ANY JUDGMENTS OR DECREES WHICH MAY BE ENTERED THEREIN.

       12.4. Certain Definitions. As used herein, "Lessee Group" shall mean each of Lessee and its affiliates, subsidiaries, partners, joint venturers, customers and contractors of any tier, and each of their respective officers, directors, shareholders, owners, members, managers, agents, servants, employees, guests, invitees and insurers, and "Lessor Group" shall mean each of Lessor and its affiliates, subsidiaries, joint venturers, partners, and contractors of any tier, and each of their respective officers, directors, shareholders, owners, members, managers, agents, servants, employees, guests, invitees and insurers, but Lessor Group shall not include any of the Lessee Group.

       12.5. Modification for Use of Pipe in State Waters. Lessee acknowledges that Lessor has entered into the provisions of this Section 12 based on Lessee's use of the Pipe in federal waters. Lessee shall give Lessor thirty (30) days prior written notice of any intent by Lessee to utilize the Pipe in any waters or other area subject to the jurisdiction of any state. In such event, Lessee agrees to enter into an amendment to this Agreement on such terms as reasonably requested by Lessor to ensure the maximum enforceability of Lessee's assumption of the indemnity obligations and liabilities assumed by Lessee hereunder during such use of the Pipe while in the jurisdiction of any state.

13.    REQUIRED INSURANCE.

       13.1. Insurance Obligations. Without affecting the indemnity obligations or liabilities of Lessee Group or its insurer(s), at all times during the term of this Agreement, Lessee shall, at Lessee's sole expense, maintain with an insurance company or companies satisfactory to Lessor and authorized to do business in all areas, including but not limited to each state or country and adequate territorial and navigational limits, where the Pipe is or will be located, insurance coverages of the kind, and in the minimum amounts, as follows:

         (a) Worker's Compensation Insurance in accordance with all applicable state and federal laws and regulations, including occupational disease coverage. If the use of the Pipe hereunder will involve the use of watercraft or the Pipe will be used over water, Lessee shall provide insurance coverage, with territorial limits extended to include areas of transportation and operation under this Agreement, for liability under the U.S. Longshoreman and Harbor Worker's Compensation Act, the Outer Continental Shelf Lands Act, Death on the High Seas Act, and liability for admiralty benefits and damages under the Jones Act and general maritime law, with Marine and Voluntary Compensation Endorsement for transportation, maintenance, wage, and cure, and with limits of not less than $500,000 per person and $1,000,000 per occurrence. Such coverage shall further provide that a claim "in rem" shall be treated as a claim "in personam."

         (b) Employer's Liability Insurance with minimum limits of $1,000,000 per occurrence and maritime endorsement coverage, covering injury or death to any employee which may be outside the scope of the Worker's Compensation statute of each state in which the Pipe is or will be located or outside the scope of similar federal statutes if the Pipe is or will be located outside state jurisdiction.

         (c) Comprehensive General Liability Insurance, including contractual liability insuring the indemnity agreement as set out in this Agreement and Lessee's Protective Liability Insurance covering work sublet, with minimum limits of $1,000,000 applicable to bodily injury, sickness or death in any one occurrence and $1,000,000 for loss or damage to property in any one occurrence. Such insurance shall also include (1) coverage for property damage due to blasting and explosion, structural property damage, underground property damage, and surface damage from blowout and cratering, (2) Completed Operations and/or Products Liability coverage, and (3) an endorsement to the policies stating that a claim "in rem" shall be treated as a claim "in personam."

         (d) Comprehensive Automobile Liability Insurance covering owned, non-owned and hired vehicles used by Lessee with minimum limits of (1) $500,000 applicable to bodily injury, sickness, or death of any one person, (2) $1,000,000 for more than one person in any one occurrence, and (3) $500,000 for damage to property in any one occurrence.

         (e) Lessee shall carry or require the owners of the watercraft to carry: (1) Hull and Machinery insurance (including Collision Liability) in an amount not less than the market value of the watercraft, and (2) Protection and Indemnity Insurance in an amount not less than the market value of the watercraft or $1,000,000, whichever is greater. Both of such insurance coverages shall provide adequate navigation limits to cover the use of the Pipe hereunder and shall have the Charterer's and/or Owner's Limitation Clause deleted.

         (f) Lessee shall carry or require the owners of the aircraft to carry:
       (1) All Risks Hull Insurance in an amount equal to the replacement value of the aircraft, and (2) Bodily Injury Liability, including Passenger Liability and Public Liability, of not less than $1,000,000 per passenger seat in any one occurrence and $1,000,000 for loss of or damage to property in any one occurrence. Such insurance shall include an endorsement for Guest Voluntary Settlement.

         (g) Lessee shall carry a minimum limit of $10,000,000 insurance coverage for each and every occurrence, which may be the combination of primary and excess liability or umbrella coverages.

       13.2. Waiver of Subrogation Endorsements. Lessee shall cause all of Lessee's insurance policies to be endorsed to provide that all underwriters waive subrogation (whether by loan receipt, equitable assignment, or otherwise) against members of Lessor Group.

       13.3. Additional Insured and Primary Coverage. Lessee shall cause all insurance policies provided by Lessee pursuant to Section 13.1 hereof to name Lessor Group as additional insured under all such policies, except for Worker's Compensation Insurance and Employer's Liability Insurance. All such insurance policies, except Worker's Compensation Insurance and Employer's Liability Insurance, shall be endorsed to provide that all such insurances are primary and non-contributing with any other insurance maintained by any member of Lessor Group.

       13.4. Furnishing of Insurance Certificates and Policies. Within thirty
       (30) days after the Effective Date, Lessee shall furnish Lessor with Certificates of Insurance satisfactory to Lessor, which shall evidence that the coverages specified herein are in full force and effect and provide that such insurance policies shall not be canceled, reduced, or materially changed without thirty (30) days prior written notice to Lessor. If Lessor requests copies, Lessee moreover agrees to furnish Lessor with legible, complete copies of all insurance policies called for under this Agreement, including, but not limited to, all declarations pages, coverage provisions, terms, conditions, exclusions, endorsements and amendments. Failure of Lessor to object to Lessee's failure to furnish such Certificates of Insurance or to object to any defect therein shall not be deemed a waiver of Lessee's obligation to furnish the Certificates of Insurance and the insurance coverage described herein. Any deficiency in the coverages or amounts or policy limits of Lessee's insurance coverages required hereunder shall be the responsibility of Lessee.

14.    TAXES AND CLAIMS.

       14.1. Lessee Payment of Taxes, Licenses and Fees. Lessee shall pay all taxes, licenses, and fees levied or assessed on Lessee or on Lessee's payments to Lessor (excluding federal income taxes) in connection with or incident to Lessee's rental of the Pipe or this Agreement by any governmental agency. Lessee shall reimburse Lessor on demand for all taxes or governmental charges, state or federal, which Lessor may be required, or deem necessary, to pay on account of Lessee Group.

       14.2. Liens and Indemnification for Liens. Lessee shall pay all claims for labor, materials, services, and supplies furnished to Lessee or Lessee Group and agrees to allow no lien or charge to be fixed on the Pipe or any other property of the Lessor Group. Lessee shall save, indemnify, protect, and hold harmless Lessor from and against all such claims and liens.

15. ASSIGNMENT. Lessee may not assign this Agreement in whole or in part without the prior written consent of Lessor. If Lessor consents to any assignment of this Agreement, Lessee (a) shall remain primarily liable for all liabilities and obligations of Lessee hereunder, and (b) agrees to have its assignee comply with all provisions of this Agreement. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and assigns of Lessor and Lessee.

16. EXAMINATION AND INSPECTION. Lessee agrees to afford Lessor access to the Pipe for the purpose of examination and inspection at all reasonable times during the Term hereof.

17. NOTICES. All notices under this Agreement other than billing shall be in writing and shall be hand delivered or deposited in the U.S. mail, postage prepaid, addressed as follows:

         To Lessee:
                        ----------------------------------------------------

                        ----------------------------------------------------

                        ----------------------------------------------------

                        Attn:
                             -----------------------------------------------


         To Lessor:                 Chiles Offshore Inc.
                                    11200 Richmond Avenue, Suite 490
                                    Houston, Texas  77082
                                    Attn:  Accounts Receivable Dept.

18.   MISCELLANEOUS.

       18.1. The parties agree that time is of the essence under this Agreement.

       18.2. The section and paragraph headings in this Agreement are for convenience only, and they shall not be employed to construe or interpret the provisions of this Agreement.

       18.3. The rights herein given to either party hereto may be exercised from time to time, singularly or in combination, and the waiver of one or more of such rights shall not be deemed to be a waiver of such right in the future, or of any one or more of the other rights which the exercising party may have. No waiver of any breach of a term, provision or condition of this Agreement by one party shall be deemed to have been made by the other party hereto, unless such waiver is expressed in writing and signed by an authorized representative of such party. The failure of either party to insist upon the strict performance of any term, provision or condition of this Agreement, or to exercise any option herein given, shall not be construed as a waiver or relinquishment in the future of the same or any other term, provision, condition or option.

       18.4. If any one or more of the provisions of this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been a part hereof.

       18.5. If any litigation is commenced between the parties concerning this Agreement, the party prevailing in such litigation shall be entitled to the reasonable attorneys' fees and expenses of counsel, courts costs and other litigation expenses incurred by reason of such litigation.

19. GOVERNING LAW AND VENUE. THIS AGREEMENT SHALL BE CONSTRUED AND THE RELATIONS BETWEEN THE PARTIES DETERMINED IN ACCORDANCE WITH, TO THE EXTENT APPLICABLE, THE GENERAL MARITIME LAW OF THE UNITED STATES OF AMERICA, AND TO THE EXTENT NOT APPLICABLE, THE LAWS OF THE STATE OF TEXAS, NOT INCLUDING, HOWEVER, ANY OF THEIR CONFLICTS OF LAW RULES OR PROVISIONS WHICH WOULD DIRECT OR REFER TO THE LAWS OF ANOTHER JURISDICTION. THE EXCLUSIVE VENUE AND JURISDICTION FOR THE ENFORCEMENT OF ANY RIGHT, BENEFIT, REMEDY OR CAUSE OF ACTION UNDER OR DECLARATION REFERABLE TO THIS AGREEMENT SHALL BE THE FEDERAL OR STATE DISTRICT COURTS IN HARRIS COUNTY, TEXAS. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO BE SUBJECT TO SUCH VENUE AND JURISDICTION IN HARRIS COUNTY, TEXAS AND ACKNOWLEDGES THAT SAID COUNTY IS THE EXCLUSIVE COUNTY FOR VENUE AND JURISDICTIONAL PURPOSES.

20. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Lessee and Lessor regarding the subject matter hereof, and supersedes all previous communications, representations, or agreements, either oral or written, with respect to such subject matter. No agreement or understanding varying or extending the terms hereof will be binding on either party unless written and duly executed by an authorized representative of each party. The execution by any Company employee or representative of any receipt or similar document prepared by Lessee and containing any contrary or additional terms shall not modify or add to the terms of this Agreement or create a new agreement.

         IN WITNESS WHEREOF, Lessor and Lessee have caused their duly authorized representatives to execute this Agreement effective as of the date first referenced above.

                                CHILES OFFSHORE INC.



                                By:  /s/  DONALD B. GREGG
                                     ----------------------------------------
                                Name:  Donald B. Gregg
                                       --------------------------------------
                                Title: Senior VP - Operations and Engineering
                                       --------------------------------------



                                HERCULES OFFSHORE CORPORATION



                                By:  /s/ THOMAS J. SEWARD II
                                     ----------------------------------------
                                Name:  Thomas J. Seward II
                                       --------------------------------------
                                Title:
                                       --------------------------------------

                                    EXHIBIT A
                                    ---------


                                       To
                           Drill Pipe Rental Agreement
         Between Hercules Offshore Corporation and Chiles Offshore Inc.
                             Dated February 25, 2002



521 Joints (approximately 16,150 linear feet) 5" Grade S-135 upset H Series Drill Pipe as follows:

     Pipe O.D. 5" 19.50 lb., IUE Upset, Range 2, NC 50 Connections, 6 5/8' O.D. Tool Joints. Tool Joint I.D. 31/4", 9" Pin, 12" Box Arnco 200XTHard Banding, Box Only. Internally Plastic Coated.

Manufactured in accordance with Chiles Offshore Inc. Specification CODPSpRv4